U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
June 5, 2007

CASCADE NATURAL GAS CORPORATION

(Exact name of registrant as specified in its charter)

Washington	1-7196	91-0599090
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation)		Identification Number)

222 Fairview Avenue North, Seattle, Washington 98109

(Address of principal executive offices)

(206) 624-3900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events

On June 5, 2007, the Public Utility Commission of Oregon approved the application of MDU Resources Group, Inc. to purchase Cascade Natural Gas Corporation. Per the merger agreement between MDU Resources and Cascade, MDU Resources will acquire Cascade for $26.50 per share in cash.  The Washington Utilities and Transportation Commission, whose approval is also a condition to the closing of the merger,  has scheduled a hearing on June 18, 2007 to consider a settlement regarding the application of MDU Resources Group, Inc. and Cascade Natural Gas Corporation for approval of the transaction.  The settlements in Oregon and Washington permit the parties to request the commissions in each state to consider additional conditions imposed by the other state commission.  Although Cascade anticipates the Washington Commission could decide on the settlement by mid-year 2007, it cannot predict the outcome of the hearing or the timing  of the potential transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADE NATURAL GAS CORPORATION

Dated: June 6, 2007	By:	/s/ Larry C. Rosok
Larry C. Rosok
Corporate Secretary